UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported): June 21, 2011

NATURE’S SUNSHINE PRODUCTS, INC.

(Exact Name of Registrant as Specified in its Charter)

Utah	0-8707	87-0327982
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 East 1700 South, Provo, Utah	84606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 342-4300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Cautionary Statement Regarding Forward-Looking Statements

In addition to historical information, this report contains forward-looking statements.  Nature’s Sunshine may, from time to time, make written or oral forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements encompass Nature’s Sunshine’s beliefs, expectations, hopes, or intentions regarding future events.  Words such as “expects,” “intends,” “believes,” “anticipates,” “should,” “likely,” and similar expressions identify forward-looking statements.  All forward-looking statements included in this report are made as of the date hereof and are based on information available to the Company as of such date. Nature’s Sunshine assumes no obligation to update any forward-looking statement. Actual results will vary, and may vary materially, from those anticipated, estimated, projected or expected for a number of reasons, including, among others: further reviews of the Company’s financial statements by the Company and its Audit Committee; modification of the Company’s accounting practices; the outcome of the various inquiries, requests for documents and proceedings by government agencies; foreign business risks; industry cyclicality; fluctuations in customer demand and order pattern; changes in pricing and general economic conditions; as well as other risks detailed in the Company’s previous filings with the SEC.

Item 5.02               Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 17, 2011 Nature’s Sunshine Products, Inc. (the “Company”) issued a press release announcing the appointment of Gregory L. Probert to the Board of Directors.

Mr. Probert has served as a consultant in the direct selling industry since May 2008, including consulting with Nature’s Sunshine since October 2010.  At Nature’s Sunshine, Mr. Probert has focused on the U.S. Sales division and participated in the Brilliant Body Brilliant Business initiative.  Prior to his consulting work, Mr. Probert was the Chairman of the Board of Directors and Chief Executive Officer for Penta Water Company from December 2008 to March 2010.  He also served as the President and Chief Operating Officer of Herbalife International from August 2003 to April 2008.  Previously, Mr. Probert acted as the Chief Executive Officer of DMX Music and held significant management positions at iMovieStudio, PlanetLingo and served in various positions at the Walt Disney Company, including Executive Vice President of Worldwide Home Entertainment.  Mr. Probert received his B.A. from the University of Southern California in 1979.

On June 16, 2011, Gregory L. Probert was appointed to the Board of Directors.  On this same date, the Company entered into an employment agreement with Mr. Probert to serve as our Executive Vice Chairman.  Mr. Probert is a nominee for re-election as a Class II Director at the Annual Meeting.

Mr. Probert’s employment agreement has a term of three years and provides that Mr. Probert will dedicate one-half of his business time to the Company.  The employment agreement provides a base salary of $240,000, which is subject to at least an annual review by the Board of Directors. In addition, Mr. Probert is eligible to participate in the Company’s annual cash bonus program up to 100% of his base salary. Upon the cessation of his employment due to termination by the Company without cause or by him for good reason, or by reason of his death or incapacity, he will receive continued payment of his base salary for the remaining balance of his three-year term of employment or for the 12 months following his termination, whichever time period is greater.

On June 16, 2011, Mr. Probert was also granted options to purchase 200,000 of common stock under the 2009 Stock Incentive Plan. The options were granted with an exercise price of $15.05 per share, the market price on the day of the grant.  100,000 options will vest in three equal annual installments subject to Mr. Probert’s continued employment over the three year period measured from the date of the employment agreement, while 33,333 options will vest upon the Company achieving a 6 percent operating income margin based upon the Company’s reported financial results for four out of five consecutive quarters, 33,333 options will vest upon the Company achieving a 8 percent operating income margin based upon the Company’s reported financial results for four out of five consecutive quarters, and 33,334 options will vest upon the Company achieving a 10 percent operating income margin based upon the Company’s reported financial results in local currencies for four out of five consecutive quarters, provided he remains employed with the Company through the last day of the first fiscal quarter in which the performance goal is achieved. The options have a term of ten years.

Item 9.01               Financial Statements and Exhibits

(d)           The following documents are filed as exhibits to this report:

Item No.	Exhibit
10.1	Employment Agreement, dated June 16, 2011 by and between the Company and Gregory L. Probert
10.2	Stock Option Agreement, dated June 16, 2011 by and between the Company and Gregory L. Probert
99.1	Press Release issued by Nature’s Sunshine Products, Inc., dated June 17, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2011	NATURE’S SUNSHINE PRODUCTS, INC.

	By:	/s/ Stephen M. Bunker
Stephen M. Bunker
Vice President, Chief Financial Officer, and
Treasurer